UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 16, 2002

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

Delaware 0-28443 23-3011702

(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

New address

Eden Tower Plaza, 790 Frontage Road, Northfield, Illinois 60093

Registrant's telephone number, including area code (847) 441-2485

(Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership

(b)

Cytomedix, Inc. (the "Company") filed a voluntary petition for bankruptcy under Chapter 11 on August 8, 2001. On June 14, 2002, the United States Bankruptcy Court of the Northern District of Illinois, Eastern Division (Case No. 01- 27610) (the "Court") confirmed the Company's First Amended Plan of Reorganization with Technical Amendments. On June 27, 2002, the Court approved other technical amendments and the Company's First Amended Plan of Reorganization with All Technical Amendments (the "Plan"). The Company reported the confirmation of the Plan and information regarding the reorganized Company on an 8-K filed June 28, 2002. Although the Court entered the confirmation order (the "Order") on June 14, 2002, the Plan and Order were not effective until the Company raised the minimum aggregate amount through a private placement and those funds were released from an escrow account to the Company. The Company has obtained the minimum aggregate amount and such amount was released from the escrow account to the Company on July 11, 2002. Such date serves as the Effective Date of the Order and Plan.

Item 6. Resignations of Registrant's Directors

Pursuant to the terms of the Plan, the initial members of the reorganized Cytomedix's board of directors are Mr. Robert Burkett and Mr. David Crews. Mr. Charles Worden is no longer a member of the board of directors as of the Effective Date of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytomedix, Inc.

By: /s/Kent Smith

Chief Executive Officer/President

Date: July 16, 2002